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                                                                  EXHIBIT 10.14
                                                                 EXECUTION COPY

                           RELINQUISHMENT AGREEMENT

  THIS RELINQUISHMENT AGREEMENT (as further supplemented or amended from time to time, the "Relinquishment Agreement") is entered into as of this 7th day of February, 1998, between the Mohegan Tribal Gaming Authority (as further defined below, the "Authority"), an instrumentality of The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian tribe (as further defined below, the "Tribe"), and Trading Cove Associates, a Connecticut partnership ("TCA").

                                   RECITALS

  A. The Authority and TCA are parties to (i) that certain Amended and Restated Gaming Facility Management Agreement dated August 30, 1995 and approved by the National Indian Gaming Commission on September 29, 1995 (the "Gaming Management Agreement"), which grants to TCA the exclusive right and obligation, for a period of seven (7) years ending on October 11, 2003, to manage certain gaming operations as described therein, and to train Tribe members and others in the operation and maintenance of such operations and
(ii) that certain Hotel/Resort Management Agreement dated February 28, 1994 (the "Hotel Management Agreement"), which grants to TCA the exclusive right and obligation, for a period of fourteen (14) years, to manage, operate and maintain certain hotel/resort operations as described therein.

  B. The Authority now desires to assume the management, operation and maintenance of its existing gaming operations, any related hotel/resort operations and any expansion of the foregoing.

  NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Authority and TCA agree as follows:

  1. Definitions. Capitalized terms used in this Relinquishment Agreement shall have the meanings set forth below:

    "Affiliate" means, with respect to the Person in question, any Person controlling, controlled by or under common control with, such Person. For the purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person in question.

    "Affiliate Transaction" has the meaning set forth in Section 7.2 below.

    "Assignment Offer" has the meaning set forth in Section 16.7(a) below.

    "Assignor" has the meaning set forth in Section 16.7(a) below.

    "Authority" means the Mohegan Tribal Gaming Authority, acting by the Management Board, or any other instrumentality of the Tribe with the authority to exercise the regulatory and proprietary authority of the Tribe over the Facilities in accordance with the Mohegan Tribal Constitution, the Tribe's ordinance for gaming, the Tribe's ordinance establishing the Mohegan Tribal Gaming Authority, the Compact, the IGRA or other applicable law, and any successor and assignee thereto.

    "Average Casino Revenues" means the average monthly Revenues of the Casinos for the twelve (12) months ending with (and including) the month immediately prior to the month in which a Casualty Event occurs.

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    "Bankruptcy Code" means the United States Bankruptcy Code, at 11 U.S.C.
  (S)(S) 101, et. seq., as amended from time to time.

    "Bureau of Indian Affairs" is the Bureau of Indian Affairs of the Department of the Interior of the United States of America.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

    "Cash Contingency Reserve Fund" means the account previously established by TCA in the Authority's name pursuant to the Gaming Management Agreement which is used to make transfers as necessary to the Disbursement Account and the cash prize reserve fund.

    "Casinos" means, collectively, the Mohegan Sun Casino and the New Casino.

    "Casualty Event" means any casualty, event or occurrence that destroys or damages either or both Casinos.

    "Class II Gaming Revenues" means any revenues collected from Class II Gaming as that term is defined under the IGRA.

    "Compact" means the tribal-state Compact entered into between the Tribe and the State of Connecticut pursuant to the IGRA, as the same may be amended from time to time, or such other Compact as may be substituted therefor.

    "Construction Financing" means the financing to be obtained and/or committed by the Authority sufficient, as determined by the Authority, for the purposes of the design, construction, equipping and staffing of the New Facilities.

    "CPI" means the revised Consumer Price Index for All Urban Consumers (revised CPI-U), All Items, MSA applicable to New London County, CT, Base 1982-84=100, issued by the Bureau of Labor Statistics of the U.S. Department of Labor. If the CPI is changed so that a base period other than 1982-84 is used, the CPI shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics of the Department of Labor. If the CPI is discontinued during the Term with no successor or comparable successor CPI, the Authority shall appoint an independent nationally recognized accounting firm to select another similar index.

    "Depository Account" means the account previously established by TCA in the Authority's name pursuant to the Gaming Management Agreement into which account are deposited all gross revenues and other proceeds connected with or arising from the operation of the current gaming operations, the sale of all products, food and beverage and all other activities of the current operations.

    "Designated Senior Indebtedness" means any Senior Indebtedness the original principal amount or maximum commitment of which is $50,000,000 or more and that has been designated at the time of issuance thereof by the Authority as "Designated Senior Indebtedness."

    "Designated Senior Secured Indebtedness" means any Senior Secured Indebtedness the original principal amount or maximum commitment of which is $50,000,000 or more and that has been designated at the time of issuance thereof by the Authority as "Designated Senior Secured Indebtedness."

    "Disbursement Account" means the account previously established by TCA in the Authority's name pursuant to the Gaming Management Agreement which account TCA uses to make all required payments for operating expenses and certain other payments relating to the existing gaming and related operations.

    "Effective Date" means the later of (a) the date the Authority receives all Required Approvals, or (b) the date the existing Series B Senior Secured Notes of the Authority in the original aggregate principal amount of $175,000,000 are refinanced or repaid.


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    "Facilities" means collectively the Mohegan Sun Casino and the New
  Facilities, as such may be replaced or reconstructed following a casualty loss (in whole or in part). The Facilities shall not include any other facilities or improvements hereafter developed (by TCA or others) on lands owned or controlled by the Authority or the Tribe or any instrumentality thereof.

    "Fiscal Year" means the fiscal year of the Authority which currently is October 1-September 30.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

    "Gaming" means any and all activities defined as Class III Gaming under the IGRA or authorized under the Compact, but shall not include Class II Gaming as defined under the IGRA.

    "Gaming Management Agreement" has the meaning set forth in Recital A hereof.

    "Gross Gaming Revenue" shall mean the net win from Gaming activities which is the difference between Gaming wins and losses before deducting promotional allowances, costs and expenses, determined in accordance with GAAP consistently applied.

    "Guarantee" means a guaranty, direct or indirect, in any manner, of all or any part of any indebtedness of another Person.

    "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "Hotel Management Agreement" has the meaning set forth in Recital A hereof.

    "IGRA" means the Indian Gaming Regulatory Act of 1988, 25 U.S.C. (S) 2701 et seq., as amended from time to time.

    "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP consistently applied, as well as all Indebtedness of others secured by a lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (b) the principal amount thereof, together with any interest thereon that is more than thirty (30) days past due, in the case of any other Indebtedness.

    "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of Management Board of the Authority, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Authority and each Affiliate of the Authority.

    "Initial Junior Payment Period" means the period commencing on the Relinquishment Date and ending on the earlier to occur of June 30 or December 31 following the Relinquishment Date.

    "Initial Senior Payment Period" means the period commencing on the Relinquishment Date and ending on the earlier to occur of March 31, June 30, September 30 or December 31 following the Relinquishment Date.


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    "Junior Changeover Date" means the date immediately following the end of the Initial Junior Payment Period.

    "Junior Relinquishment Payment" has the meaning set forth in Section 6.1(b) below.

    "MTC Court" means the Gaming Disputes Court of the Tribe.

    "Marks" means any and all of the service marks, trademarks, copyrights, trade names, patents or other similar rights or registrations, now or hereafter held by the Tribe or the Authority or applied for in connection therewith; including all marks which are unique to, and developed for, the Facilities.

    "Minimum Priority Distribution" means an annual minimum payment to the Tribe from the operation of the Facilities in the amount of Fourteen Million Dollars ($14,000,000), which shall be adjusted annually, on each anniversary of the Relinquishment Date, to reflect the cumulative increase in the CPI since the Relinquishment Date. One twelfth (1/12th) of the Minimum Priority Distribution shall be paid to the Tribe within twenty-five
  (25) days following the end of each calendar month following the Relinquishment Date. Any underpayment of the Minimum Priority Distribution in any calendar month shall be added to the Minimum Priority Distribution due the following calendar month.

    "Mohegan Sun Casino" means the existing Mohegan Sun casino and any other lawful commercial activity operated in such casino, as used for Gaming.

    "National Indian Gaming Commission" means the commission established pursuant to 25 U.S.C. Section 2704.

    "New Casino" means the new casino to the extent developed by TCA as part of the New Facilities and any other lawful commercial activity operated in such casino, as used for Gaming.

    "New Facilities" means a new casino consisting of approximately 100,000 square feet of gaming space and related food and beverage and entertainment facilities, a luxury hotel containing approximately 1,500 guest rooms and related food and beverage facilities, a convention/events center with indoor seating for approximately 10,000 patrons and 100,000 square feet of convention space, related parking facilities and infrastructure, and including any modifications of the foregoing elements agreed to by the parties, to the extent such facilities are developed by TCA.

    "NJ Gaming License" means Sun International's qualification as a holding company pursuant to the New Jersey Casino Control Act.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "Officer's Certificate" means a certificate signed on behalf of the Authority by two officers of the Authority, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Authority.

    "Payment Blockage Notice" has the meaning set forth in Section 6.2(d)(ii) below.

    "Permitted Assignee" means Sun International, any Affiliate of Sun International, Sun Cove Ltd., Waterford Gaming, L.L.C., LMW Investments, Inc. and Slavik Suites, Inc.

    "Person" means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, unincorporated association, instrumentality or other form of entity.

    "Petty Cash Fund" means the account previously established by TCA in the Authority's name pursuant to the Gaming Management Agreement which is used to maintain funds for miscellaneous small expenditures relating to the existing gaming and related operations.


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    "Principal Business" means the Class II and Class III casino gaming (as such terms are defined in IGRA) and resort business and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, retail, entertainment, recreation or other activity or business designated to promote, market, support, develop, construct or enhance the gaming and resort business operated by the Authority.

    "Proposed Financing" means the anticipated refinancing of certain of the Authority's existing indebtedness, together with the Construction Financing.

    "Recommencement Month" means, following a Tolling Event, the earlier of the month in which (i) the monthly Revenues of the Casinos equal or exceed ninety percent (90%) of the Average Casino Revenues, (ii) the date upon which the Authority has fully complied with the requirements set forth in
  Section 7.6 below occurs, or (iii) TCA delivers written notice (which shall be irrevocable with respect to such Tolling Event) to the Authority stating that the current month shall be deemed the "Recommencement Month."

    "Relinquishment Agreement" has the meaning set forth in the introductory paragraph hereof.

    "Relinquishment Date" means the later of (a) January 1, 2000 or (b) the Effective Date.

    "Relinquishment Payment" has the meaning set forth in Section 6.1 below.

    "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

    "Required Approvals" means the approval of this Relinquishment Agreement by the Bureau of Indian Affairs, and/or the National Indian Gaming Commission, to the extent those agencies determine such approval may be required by law, and the entry of a stipulated declaratory judgment by the MTC Court upholding the validity and enforceability of this Relinquishment Agreement.

    "Revenues" means all revenues of any nature (but excluding any Class II Gaming Revenues) derived directly or indirectly from the Facilities, including, without limitation, Gross Gaming Revenue, hotel revenues, room service, catering, food and beverage sales, parking revenues, ticket revenues or other fees or receipts from the convention/events center, other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires) and proceeds of business interruption insurance, but excluding (i) any gratuities or service charges added to a customer's bill, (ii) any credits or refunds made to customers, guests or patrons, (iii) any sales, excise, gross receipt, admission, entertainment, tourist or other taxes or charges (or assessments equivalent thereto, or payments made in lieu thereof) which are received from patrons and passed on to governmental or quasi-governmental entities unrelated to the Tribe,
  (iv) any federal taxes or impositions that relate to the operation of the Facilities, which may be implemented from time to time, (v) any fire and extended coverage insurance proceeds other than for business interruption,
  (vi) any condemnation awards other than for temporary condemnation, (vii) any proceeds of financings or refinancings, and (viii) any interest earned on any accounts, all as determined in accordance with GAAP consistently applied.

    "Senior Changeover Date" means the date immediately following the end of the Initial Senior Payment Period.

    "Senior Indebtedness" means (a) any Indebtedness of the Authority unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with, or subordinated in right of payment to, the Junior Relinquishment Payment and (b) all Obligations with respect to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (x) any Indebtedness of the Authority to the Tribe or any Affiliate or instrumentality thereof other than in respect of the Minimum Priority Distribution and (y) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of the business of the Facilities (other than with the proceeds of revolving credit borrowings permitted hereby).


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    "Senior Obligations" means Senior Indebtedness, Senior Relinquishment
  Payments and interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable with respect to the Senior Relinquishment Payments.

    "Senior Relinquishment Payment" has the meaning set forth in Section 6.1(a) below.

    "Senior Secured Indebtedness" means any Senior Indebtedness secured by a security interest, mortgage or other arrangement such that the holder of such Senior Indebtedness would be recognized as a secured creditor under the Bankruptcy Code if the obligor of such Senior Indebtedness were a debtor under the Bankruptcy Code.

    "Senior Secured Obligations" means any Obligations with respect to Senior Secured Indebtedness to the extent that such Obligations would be recognized as a secured claim (assuming no election has been made under (S) 1111 of the Bankruptcy Code) under the Bankruptcy Code if the obligor were a debtor under the Bankruptcy Code.

    "Sun International" means Sun International Hotels Limited.

    "TCA" has the meaning set forth in the introductory paragraph hereof.

    "Term" has the meaning set forth in Section 3 below.

    "Termination Event" means the irrevocable revocation of the NJ Gaming
  License.

    "Tolling Event" means, following a Casualty Event, the failure of the monthly Revenues of the Casinos to equal at least fifty percent (50%) of the Average Casino Revenues for three (3) consecutive months.

    "Tolling Period" has the meaning set forth in Section 16.14 below.

    "Tribe" means the Mohegan Tribe of Indians of Connecticut, a federally recognized Indian tribe and its permitted successors and assigns.

    "Unsecured Senior Refinancing Indebtedness" means any Senior Indebtedness other than Senior Secured Indebtedness that is issued as part of the Proposed Financing and is underwritten or privately placed by an investment banking firm.

    "Year-End Statement" has the meaning set forth in Section 6.1(c) below.

  2. Status of Management Agreements. (a) As of the Relinquishment Date, the Authority and TCA terminate the Gaming Management Agreement and all covenants, terms and provisions contained therein pursuant to Section 9.2 thereof, including, without limitation, the retention of TCA as an independent contractor for the purposes of managing the Authority's gaming operations and all rights and responsibilities of TCA in connection with such retention under the Gaming Management Agreement. Notwithstanding the foregoing, following the Relinquishment Date, to the extent any claims or obligations relating to the period prior to the Relinquishment Date pursuant to Sections 4.2.3, 4.17 or 5 of the Gaming Management Agreement arise, such of TCA's and the Authority's obligations under such sections shall survive the termination of the Gaming Management Agreement.

  (b) As of the Effective Date, the Authority and TCA terminate all rights and responsibilities of the Authority and TCA which may exist under the Hotel Management Agreement.

  3. Term. The "Term" of this Relinquishment Agreement shall commence on the Effective Date and shall continue until all Relinquishment Payments have been paid in accordance with Section 6.1 below; provided, however, that if a Termination Event occurs on or prior to the Relinquishment Date, this Relinquishment Agreement (and all obligations of the Authority under this Relinquishment Agreement) shall automatically terminate and be of no further force and effect; unless the partnership interest in TCA held by Sun Cove Ltd. is assigned within thirty (30) days following such Termination Event to an entity which (a) has been approved by the Authority, in the Authority's sole and absolute discretion, and (b) otherwise satisfies the provisions of the Gaming Management Agreement.

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  4. Distributions. Within forty-five (45) days of the Relinquishment Date,
TCA shall prepare and deliver to the Authority a final statement of accounts covering the period since the most recent operating statement prepared in accordance with Section 4.29 of the Gaming Management Agreement through the Relinquishment Date. Based on such final statement and in accordance with
Section 10.2 of the Gaming Management Agreement, no later than fifteen (15) business days following the release of the accounts to the Authority pursuant to Section 5 below, the Authority shall pay TCA those amounts to which it is entitled under the third and fifth clauses of Section 6.4 of the Gaming Management Agreement that have accrued for the period prior to the Relinquishment Date but which have not been distributed. In its sole discretion, within ninety (90) days following receipt of such final statement, the Authority may obtain an audit of such final statement as well as the other books and records required to be maintained by TCA pursuant to the Gaming Management Agreement for the period from the date of the last audited financial statements delivered thereunder through the Relinquishment Date from a nationally recognized independent certified public accounting firm with casino industry experience selected by the Authority.

  5. Release of Accounts. On the Relinquishment Date, TCA shall release to the Authority and relinquish any and all rights it may have under the Gaming Management Agreement with respect to any and all accounts maintained by or on behalf of the Tribe or the Authority, including, without limitation, the Depository Account, the Disbursement Account, the Cash Contingency Reserve Fund and the Petty Cash Fund, and TCA shall no longer have authority or the right or obligation to make payments into, disbursements from, or transfers between or among such accounts. TCA shall execute any and all instruments or documents necessary to release or transfer to the Authority full control over all such accounts.

  6. Payments.

  6.1 Relinquishment Payments. The Authority shall make certain payments to TCA (the "Relinquishment Payments"), without set-off, deduction or counterclaim, in connection with the termination of TCA's rights under the terms of the Gaming Management Agreement and the Hotel Management Agreement. Subject to Section 6.2 below, the Relinquishment Payments shall be paid and consist of those amounts computed in accordance with paragraphs (a) and (b) as set forth below:

    (a) Within twenty-five (25) days following the end of the Initial Senior Payment Period and thereafter within twenty-five (25) days following the end of each successive three (3) month period, commencing on the Senior Changeover Date and ending on the day immediately preceding the fifteenth
  (15th) annual anniversary of the Relinquishment Date (recognizing that the last such period may be less than three (3) full months), the Authority shall pay TCA an amount equal to two and one half percent (2.50%) of Revenues for the Initial Senior Payment Period and for each successive three (3) month period thereafter, as applicable (the "Senior Relinquishment Payments").

    (b) Within twenty-five (25) days following the end of the Initial Junior Payment Period and thereafter within twenty-five (25) days following the end of each successive six (6) month period, commencing on the Junior Changeover Date and ending on the day immediately preceding the fifteenth
  (15th) annual anniversary of the Relinquishment Date (recognizing that the last such period may be less than six (6) full months), the Authority shall pay TCA an amount equal to two and one half percent (2.50%) of Revenues for the Initial Junior Payment Period and for each successive six (6) month period thereafter, as applicable (the "Junior Relinquishment Payments").

    (c) Within ninety (90) days following the end of the Fiscal Year in which the Relinquishment Date occurs and thereafter following the end of each Fiscal Year (or portion thereof) during the Term, the Authority shall provide to TCA operating statements derived from audited financials for the preceding Fiscal Year which include, without limitation, all Revenues generated by the Facilities and the amount of the Relinquishment Payments paid or payable to TCA pursuant to Sections 6.1(a) and (b) (the "Year End Statements"). Such statements shall be prepared in accordance with GAAP, consistently applied, and shall be certified as true and complete by nationally recognized independent auditors selected by the Authority.

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  Upon reasonable notice and at reasonable times, TCA or its duly authorized representatives shall have on-site access to, and be entitled to photocopy, the books and records of the Authority relating to the Facilities for the purpose of verifying the Year End Statements.

    (d) To the extent that any Relinquishment Payment (or portion thereof) is not paid when due, such amounts shall earn interest at a rate of twelve percent (12%) per annum from the due date thereof until the date payment is made (or if such rate of interest is not lawful, at the maximum lawful rate of interest).

  6.2 Subordination of Relinquishment Payments. (a) TCA and the Authority agree that each of the Junior Relinquishment Payments and each of the Senior Relinquishment Payments are subordinated in right of payment, to the extent and in the manner provided in this Section 6.2, to the prior payment of the Minimum Priority Distribution (to the extent then due) and to the prior payment of all Senior Secured Obligations (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination referred to in this sentence is for the benefit of the Tribe and the holders of Senior Secured Indebtedness. TCA and the Authority agree that each of the Junior Relinquishment Payments (but not the Senior Relinquishment Payments) are subordinated in right of payment, to the extent and in the manner provided in this Section 6.2, to the prior payment of all Senior Obligations (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination referred to in this sentence is for the benefit of the holders of Senior Obligations.

  (b) Upon any distribution to creditors of the Authority in a liquidation of the Authority, or of the business conducted in the Facilities, or dissolution of the Authority, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Authority or the business conducted in the Facilities, or in an assignment for the benefit of creditors or any marshaling of the Authority's assets and liabilities:

    (i) (A) the Tribe shall be entitled to receive the Minimum Priority Distributions then due in cash before TCA shall be entitled to receive any payment with respect to either the Senior Relinquishment Payments or the Junior Relinquishment Payments then due, (B) the holders of Senior Secured Indebtedness shall be entitled to receive payment in full in cash of all Senior Secured Obligations due in respect of such Senior Secured Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Secured Indebtedness) before TCA shall be entitled to receive any payment with respect to either the Senior Relinquishment Payments or the Junior Relinquishment Payments, and (C) the holders of Senior Obligations shall be entitled to receive payment in full in cash of such Senior Obligations (including interest after the commencement of any such proceeding at the rate specified in the document governing the applicable Senior Obligation) before TCA shall be entitled to receive any payment with respect to the Junior Relinquishment Payments; and

    (ii) (A) until all Minimum Priority Distributions then due are paid in full in cash, any payment or distribution in respect of any Relinquishment Payment to which TCA would be entitled but for the operation of this
  Section 6.2 shall be made to the Tribe, (B) if all Minimum Priority Distributions then due are paid in full in cash and until all Senior Secured Obligations (as provided in subsection (i) above) are paid in full in cash, any payment or distribution in respect of any Relinquishment Payment to which TCA would be entitled but for the operation of this
  Section 6.2 shall be made to holders of Senior Secured Indebtedness, as their interests may appear, and (C) if all Minimum Priority Distributions then due and Senior Secured Obligations are paid in full in cash and until all Senior Obligations (as provided in subsection (i) above) are paid in full in cash, any payment or distribution in respect of any Junior Relinquishment Payment to which TCA would be entitled but for the operation of this Section 6.2 shall be made to holders of Senior Obligations, as their interests may appear.

  (c) The Authority may not make any payment or distribution to TCA in respect of any Relinquishment Payment and may not acquire from TCA any right to any Relinquishment Payment or any release, satisfaction, discharge or relinquishment of any Relinquishment Payment for cash or property until all Minimum Priority Distributions then due have been paid in full in cash if a default in the payment of any Minimum Priority Distribution then due has occurred.

  (d) Provided that provisions substantially equivalent to this Section 6.2(d) prevent payments or distributions to or in respect of all Unsecured Senior Refinancing Indebtedness, the Authority may not make any payment or distribution to TCA in respect of any Relinquishment Payment and may not acquire from TCA any right to any Relinquishment Payment or any release, satisfaction, discharge or relinquishment of any Relinquishment Payment for cash or property until all Senior Secured Obligations have been paid in full if:

    (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Secured Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Secured Indebtedness; or

    (ii) a default, other than a payment default, on Designated Senior Secured Indebtedness occurs and is continuing that then permits holders of the Designated Senior Secured Indebtedness to accelerate its maturity and TCA receives a notice of the default (a "Payment Blockage Notice") from a Representative. If TCA receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this
  Section 6.2(d)(ii), irrespective of the number of defaults (other than defaults covered by clause (i) above) with respect to Designated Senior Secured Indebtedness during such period, unless and until at least three hundred sixty (360) days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice issued under this Section 6.2(d)(ii).

  (e) The Authority may not make any payment or distribution to TCA in respect of any Junior Relinquishment Payment and may not acquire from TCA any right to any Junior Relinquishment Payment or any release, satisfaction, discharge or relinquishment of any Junior Relinquishment Payment for cash or property until all Senior Obligations have been paid in full if:

    (i) a default in the payment of any amounts, principal or other Obligations with respect to Designated Senior Indebtedness or Senior Relinquishment Payments occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness or Senior Relinquishment Payments; or

    (ii) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of the Designated Senior Indebtedness to accelerate its maturity and TCA receives a Payment Blockage Notice from a Representative. If TCA receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 6.2(e)(ii), irrespective of the number of defaults (other than defaults covered by clause (i) above) with respect to Designated Senior Indebtedness during such period, unless and until at least three hundred sixty (360) days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice issued under this Section 6.2(e)(ii).

  (f) The Authority may and shall resume payments on, and distributions in respect of, any Relinquishment Payment (or portion thereof) the payment of which was not permitted hereby, and the Authority may take actions with respect thereto that were not permitted hereby, upon the earlier of:

    (i) the date upon which all applicable defaults that prevent such payment or distribution are cured or waived; or

    (ii) in the case of a default referred to in Section 6.2(d)(ii) or 6.2(e)(ii) hereof, one hundred seventy nine (179) days following receipt of the applicable Payment Blockage Notice if the maturity of such Designated Senior Secured Indebtedness or Designated Senior Indebtedness, as applicable, has not been accelerated, if this Section otherwise permits the payment or distribution or such action at the time of such payment or distribution.

  (g) In the event that TCA receives any payment with respect to any Relinquishment Payment at a time when TCA has actual knowledge that such payment is prohibited by this Section 6.2, such payment shall be held by TCA, in trust for the benefit of, and shall be paid over forthwith and delivered, upon written request, to: (i) the

Tribe (to the extent that any Minimum Priority Distribution is then due and not paid), (ii) the holders of Senior Secured Indebtedness (to the extent that any such payment held by TCA was in respect of a Relinquishment Payment that was subordinated to such Senior Secured Indebtedness), as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Secured Indebtedness may have been issued, as their respective interests may appear, and (iii) the holders of Senior Obligations (to the extent that any such payment held by TCA was in respect of a Junior Relinquishment Payment that was subordinated to such Senior Obligations), as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Obligations may have been issued or created, as their respective interests may appear, for application to the payment, first to all Minimum Priority Distributions then due and not paid, second, to all Senior Secured Obligations remaining unpaid and then to all Senior Obligations remaining unpaid to the extent necessary to pay such Senior Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the Tribe, the holders of Senior Secured Indebtedness or the holders of Senior Obligations or their Representatives, as the case may be.

  (h) The Authority shall promptly notify TCA of any facts known to the Authority that would cause a payment of any portion of the Relinquishment Payments to violate this Section, but failure to give such notice shall not affect the subordination of the Relinquishment Payments as provided in this Section.

  (i) After all Minimum Priority Distributions (to the extent then due) and Senior Secured Obligations have been paid in full and until all Senior Relinquishment Payments and all other Senior Indebtedness are current, TCA shall be subrogated with respect to the Senior Relinquishment Payments (equally and ratably with all other Senior Indebtedness pari passu with the Senior Relinquishment Payments) to the rights of (i) the Tribe to receive distributions applicable to Minimum Priority Distributions (to the extent then due) to the extent that distributions otherwise payable with respect to the Senior Relinquishment Payments have been applied to the payment of such Minimum Priority Distributions, and (ii) holders of Senior Secured Indebtedness to receive distributions applicable to Senior Secured Obligations to the extent that distributions otherwise payable with respect to the Senior Relinquishment Payments have been applied to the payment of Senior Secured Obligations. A distribution made under this Section 6.2(i) to the Tribe or holders of Senior Secured Indebtedness that otherwise would have been made in respect of Senior Relinquishment Payments is not, as between the Authority and TCA, a payment by the Authority in respect of Senior Relinquishment Payments.

  (j) After all Minimum Priority Distributions (to the extent then due), Senior Indebtedness and Senior Relinquishment Payments have been paid in full and until all Junior Relinquishment Payments are current, TCA shall be subrogated with respect to the Junior Relinquishment Payments (equally and ratably with all other Indebtedness pari passu with the Junior Relinquishment Payments) to the rights of (i) the Tribe to receive distributions applicable to Minimum Priority Distributions (to the extent then due) to the extent that distributions otherwise payable with respect to the Junior Relinquishment Payments have been applied to the payment of such Minimum Priority Distributions, (ii) holders of Senior Secured Indebtedness to receive distributions applicable to Senior Secured Indebtedness to the extent that distributions otherwise payable with respect to the Junior Relinquishment Payments have been applied to the payment of Senior Secured Indebtedness, and
(iii) holders of any other Senior Indebtedness to receive distributions applicable to any other Senior Indebtedness to the extent that distributions otherwise payable with respect to the Junior Relinquishment Payments have been applied to the payment of such Senior Indebtedness. A distribution made under this Section 6.2(j) to the Tribe, holders of Senior Secured Indebtedness or holders of other Senior Indebtedness that otherwise would have been made in respect of Junior Relinquishment Payments is not, as between the Authority and TCA, a payment by the Authority in respect of Junior Relinquishment Payments.

  (k) This Section 6.2 defines the relative rights of TCA, the Tribe, holders of Senior Secured Indebtedness and holders of Senior Obligations. Nothing in this Section 6.2 shall:

    (i) affect the relative rights of TCA and creditors of the Authority other than their rights in relation to holders of Senior Secured Indebtedness, holders of Senior Obligations and the Tribe with respect to its rights to Minimum Priority Distributions;

    (ii) impair, as between the Authority and TCA, the obligation of the Authority, which is absolute and unconditional, to pay the Relinquishment Payments in accordance with the terms hereof; or

    (iii) prevent TCA from exercising its available remedies upon a default under this Relinquishment Agreement, including the right to obtain a judgment against the Authority for failure to pay any Relinquishment Payments when due pursuant to the provisions of Section 11 hereof, subject to the rights of holders of Senior Secured Indebtedness, holders of Senior Indebtedness and the Tribe to receive distributions and payments otherwise payable to TCA as or in respect of Relinquishment Payments.

  (l) No right of any holder of Senior Secured Indebtedness, any holder of Senior Obligations or the Tribe to enforce the subordination provisions of this Section 6.2 shall be impaired by any act or failure to act by the Authority or TCA or by the failure of the Authority or TCA to comply with this
Section 6.2.

  (m) The Authority agrees and covenants that it will not, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness that by its terms is expressly subordinated in right of payment to any obligation of the Authority (other than any subordination in right of payment to the Minimum Priority Distributions or to Senior Secured Indebtedness) unless (i) such Indebtedness is subordinated at least to the same extent to the right of payment to the Senior Relinquishment Payments and (ii) such Indebtedness is expressly not Senior Indebtedness hereunder. The Authority shall not incur any Indebtedness that by its terms is expressly subordinated in right of payment to any obligations of the Authority (other than any subordination in right of payment to the Minimum Priority Distributions or to Senior Secured Indebtedness) and which subordination terms would permit any payment on the obligations due thereunder at a time that obligations due with respect to the Junior Relinquishment Payments would not be payable pursuant to the terms hereof, unless such payment was pari passu or subordinated with the Junior Relinquishment Payment (pro rata in accordance with the respective amounts then due).

  (n) For the purposes of this Section 6.2, any Minimum Priority Distribution shall be deemed paid for all purposes of this Section 6.2 if the Authority lawfully may pay such Minimum Priority Distribution to the Tribe and has at any time the funds lawfully available to pay such Minimum Priority Distribution.

  (o) The provisions of this Section 6.2 shall not be amended or modified to affect adversely (i) the holders of Senior Secured Indebtedness, with respect to the provisions relating to Senior Secured Obligations, without the prior written consent of the holders of all Designated Senior Secured Indebtedness; provided, however, that a provision may be amended or modified with respect to any class of Senior Secured Obligations to the extent such class has given its prior written consent to such amendment or modification, (ii) the holders of Senior Indebtedness, with respect to the provisions relating to Senior Obligations, without the prior written consent of the holders of all Designated Senior Indebtedness; provided, however, that a provision may be amended or modified with respect to any class of Senior Obligations to the extent such class has given its prior written consent to such amendment or modification, and (ii) the Tribe, with respect to the provisions relating to the Minimum Priority Distribution, without the prior written consent of the Tribe.

  7. Certain Covenants of the Authority.

  7.1 Payments to the Tribe. Except for the payment of (a) the Minimum Priority Distributions, or (b) reasonable charges for utilities or other governmental services supplied by the Tribe and used by the Authority (in an amount not to exceed the reasonable costs of such services plus a reasonable allowance for administrative costs), the Authority shall not make any payment or distribution to or for the benefit of the Tribe or any Affiliate of the Tribe or make any distribution to the members of the Tribe (i) prior to the payment in full of Relinquishment Payments then due, or (ii) at any time if any Relinquishment Payments are outstanding.

  7.2 Affiliate Transactions. Except for the payment of (a) the Minimum Priority Distributions, or (b) reasonable charges for utilities or other governmental services supplied by the Tribe and used by the Authority (in an amount not to exceed the reasonable costs of such services plus a reasonable allowance for administrative costs), the Authority shall not sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, the Tribe, an Affiliate of the Tribe or an Affiliate of the Authority (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Authority than those that would have been obtained in a comparable transaction by the Authority with an unrelated Person, and (ii) the Authority delivers to TCA (a) with respect to any Affiliate Transaction involving aggregate payments in excess of Two Million Dollars ($2,000,000), a resolution adopted by a majority of the Management Board approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and (b) with respect to any Affiliate Transaction involving aggregate payments in excess of Ten Million Dollars ($10,000,000), a written opinion as to the fairness to the Authority from a financial point of view issued by an Independent Financial Advisor.

  7.3 Subsidiaries. The Authority will not create, acquire or own any instrumentality, subdivisions or subunits unless the actions and assets of such instrumentalities, subdivisions or subunits are subject to or bound by the terms of this Relinquishment Agreement.

  7.4 Business Purpose. During the Term, the Authority (or any assignee of the Authority permitted under this Relinquishment Agreement), directly or indirectly, shall not engage in any business or activity other than the Principal Business.

  7.5 Operation of Casinos. During the Term, the Authority shall continue to operate (i) the Mohegan Sun Casino for the primary purpose of conducting Gaming, substantially in accordance with the standard and character of the operations being conducted therein on the date hereof, and (ii) the New Casino for the primary purpose of conducting Gaming, substantially in accordance with the standard and character of the operations conducted therein one year after the opening of the New Casino.

  7.6 Replacement or Restoration Following Casualty. If all or a portion of the Facilities are damaged by fire or other casualty, the Authority promptly shall cause the Facilities to be replaced or restored to substantially the same condition as immediately prior to the occurrence of such fire or other casualty; provided, however, that in no event shall the Authority be obligated to expend for any replacement or restoration an amount in excess of the insurance proceeds recovered by the Authority and allocable to the damage to the Facilities after deduction of any amounts required to be paid to any holder of Indebtedness. If insurance proceeds are not available to the Authority for such replacement or restoration, the Authority shall use reasonable efforts to obtain financing on commercially reasonable terms to undertake such replacement or restoration of the Facilities.

  8. Marks. To the extent TCA has any rights to any of the Marks or the "Mohegan Sun" name, TCA grants to the Authority an exclusive, irrevocable, perpetual, world-wide, royalty free license to use the Marks and the "Mohegan Sun" name in connection with the Facilities; provided, however, that the Authority shall only use the word "Sun" in conjunction with the Facilities and together with the word or words "Mohegan" or "the Mohegan Tribe" and that the Authority will not use the word "Sun" separately as a trademark or servicemark or engage in any activity that suggests it is affiliated with Sun International or TCA after the Relinquishment Date. TCA acknowledges that all of the Marks might not be used in connection with the Facilities, and the Authority shall have sole discretion to determine which Marks shall be so used. Except as may be required by law or to describe the historical relationship between the parties, TCA shall not use the Authority's or the Tribe's name, or any variation thereof, directly or indirectly, in any context without the prior written approval of the Authority, which may be withheld in its sole and absolute discretion.

  9. Non-Impairment of Agreement. The Tribe, directly or indirectly, shall not impose any tax, levy or other monetary payment obligation on the Authority or on any activity at the Facilities, other than (a) Minimum Priority Distributions and (b) reasonable charges for utilities or other governmental services supplied by the Tribe and used by the Authority (in an amount not to exceed the reasonable costs of such services plus a reasonable allowance for administrative costs). The Tribe shall not, directly or indirectly, take any action, enter into any agreement, amend its constitution or enact any ordinance, law, rule or regulation that would prejudice or have a material adverse affect on the rights of TCA under this Relinquishment Agreement. Neither the Tribe nor any committee, agency, board or other official body of the Tribe shall, by exercise of the police power, eminent domain or otherwise, act to modify, amend or in any manner impair the obligations of the parties under this Relinquishment Agreement without the written consent of TCA. Any such action or attempted action shall be void ab initio. The Tribe acknowledges that the MTC Court has the authority to provide equitable relief to enforce this provision.

  10. Confidential and Proprietary Information. Each party agrees to treat as confidential all non public information received during the performance of the Gaming Management Agreement or pursuant to this Relinquishment Agreement regarding the other party, its organization, financial matters, marketing plans or other affairs. Except as may be required by law, no such information will be disclosed to any person, firm or organization without the prior written approval of the other party. Notwithstanding the provisions of Section 22 of the Gaming Management Agreement, the Authority may retain the confidential and proprietary information developed by TCA and relating to the management of the existing gaming and related operations pursuant to the Gaming Management Agreement.

  11. Authority's Consent to Suit. The Authority expressly waives its immunity from unconsented suit for the purpose of permitting a suit by TCA in any court of competent jurisdiction, including, without limitation, the MTC Court, for any claims by TCA for the purpose of enforcing this Relinquishment Agreement and any judgment arising out of this Relinquishment Agreement. The Authority's waiver of immunity from suit is specifically limited to the following actions and judicial remedies: (a) the enforcement of the Authority's payment obligations under this Relinquishment Agreement with an award of actual damages in connection with any breach of the provisions hereof; provided, however, that the court shall have no authority or jurisdiction to order execution against any assets or revenues of the Authority except cash of the Authority (except to the extent the Authority can demonstrate such cash was derived from a source other than the Facilities) and undistributed and future Revenues; and (b) an action to prohibit the Authority from taking an action that would prevent the operation of this Relinquishment Agreement pursuant to its terms, or that requires the Authority to specifically perform any obligation under this Relinquishment Agreement. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Authority other than the limited assets of the Authority specified in the foregoing clause (a).

  12. No Liability of the Tribe; Limited Consent To Suit. Neither the Tribe nor any director, officer or office holder, employee, agent, representative or member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under this Relinquishment Agreement or for any claim based upon, in respect of, or by reason of such obligations or their creation. The only assets subject to payment or encumbrances for the payment of obligations hereunder shall be cash of the Authority (except to the extent the Authority can demonstrate such cash was derived from a source other than the Facilities) and the undistributed and future Revenues of the Authority. Notwithstanding the foregoing, the Tribe expressly waives its immunity from unconsented suit for the limited purpose of permitting a suit by TCA in any court of competent jurisdiction, including, without limitation, the MTC Court, for the sole purpose of obtaining equitable relief to enforce the provisions of Sections 9, 12 and 13 of this Relinquishment Agreement. The Tribe's waiver of immunity from suit is specifically limited to equitable relief to enforce the provisions of Sections 9, 12 and 13; provided, however, that the court shall have no authority or jurisdiction to order execution against any assets or revenues of the Tribe and in no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Tribe.

  13. Government Savings Clause. This Relinquishment Agreement shall be submitted to (a) the Bureau of Indian Affairs, and the National Indian Gaming Commission, to the extent required by law, for appropriate action, if any, and
(b) the MTC Court for a stipulated declaratory judgment upholding its validity and enforceability, the form of which will be mutually agreed to by the Authority and TCA. In addition, each party agrees to pursue such actions or judgment and execute, deliver and, if necessary, record any and all instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, Bureau of Indian Affairs, the office of the Field Solicitor, or any applicable statute, rule or regulation or otherwise cooperate, as necessary, in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations and interests of the parties to the fullest extent permitted by law; provided that any such instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the parties under this Relinquishment Agreement or related agreements or documents.

  14. Coordination. During the period of time between the Effective Date and the Relinquishment Date, TCA and the Authority shall cooperate with each other (at no cost to the other) as necessary to effect an orderly transition of the operation of the existing gaming operations to the Authority.

  15. Employment Solicitation. From and after the date hereof until five (5) years after the Relinquishment Date, neither TCA nor the Authority nor any Affiliate of either party shall solicit, attempt to solicit or cause the solicitation or attempted solicitation of any employee of TCA or the Authority or any Affiliate of either party with whom TCA or the Authority or any Affiliate of either party had contact, by virtue of their relationship regarding the Facilities, to leave his or her employment and accept employment with TCA or the Authority or any Affiliate of either party, as the case may be.

  16. Miscellaneous Provisions.

  16.1 Authorization. The Authority and TCA represent and warrant to each other that each has full power and authority to execute this Relinquishment Agreement and to be bound by and perform the terms hereof. Each party shall furnish evidence of such authority to the other. The Authority and TCA each represent and warrant to the other that the execution, delivery and performance of this Relinquishment Agreement shall not conflict with the terms of their organizational documents, any agreement to which it is a party or by which it is bound or any law, rule or regulation to which its subject.

  16.2 Relationship. From and after the Relinquishment Date, TCA shall not have any management authority or responsibilities with respect to the Facilities. TCA and the Authority shall not be construed as joint venturers or partners of each other by reason of this Relinquishment Agreement, and neither shall have the power to bind or obligate the other.

  16.3 Governing Law. The rights and obligations of the parties and the interpretation and performance of this Relinquishment Agreement shall be governed by the law of the Tribe, and, to the extent not addressed by the law of the Tribe, by applicable federal law, and, to the extent not addressed by the law of the Tribe or applicable federal law, the law of the State of Connecticut without regards to its principles regarding conflicts of law.

  16.4 Amendment. No modification or amendment to this Relinquishment Agreement will be effective unless mutually agreed upon by both parties in writing and unless such modification or amendment has received any required regulatory approval.

  16.5 Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent to either party in connection with the matters which are the subject of this Relinquishment Agreement shall be in writing and shall be personally delivered to such party or mailed first class, postage prepaid, or transmitted by a major overnight commercial courier or by facsimile to the address for such party as set forth below, or to such other address furnished by such parties for such purpose by means of notice pursuant to this Section 16.5:

                                          If to the Authority:

                                          Mohegan Tribal Gaming Authority
                                          One Mohegan Sun Boulevard
                                          Uncasville, CT 06382
                                          Attention: Chairman of the
                                           Management Board
                                          Phone: (860) 848-6100
                                          Facsimile: (860) 848-6162

                                          with a copy to:

                                          Mohegan Tribal Gaming Authority
                                          One Mohegan Sun Boulevard
                                          Uncasville, CT 06382
                                          Attention: Mr. Thomas Acevedo
                                          Phone: (860) 848-6126
                                          Facsimile: (860) 848-6162

                                          If to TCA:

                                          Trading Cove Associates
                                          914 Hartford Turnpike
                                          P.O. Box 60
                                          Waterford, CT 06385
                                          Attention: Mr. Len Wolman
                                          Phone: (860) 442-4559
                                          Facsimile: (860) 437-7752

                                          with a copy to:

                                          Sun International Hotels Limited
                                          Coral Towers
                                          P.O. Box N-4777
                                          Paradise Island
                                          Nassau, The Bahamas
                                          Attention: Mr. Charles Adamo
                                          Phone: (242) 363-2509
                                          Facsimile: (242) 363-4581

  Notices delivered by mail shall be deemed given five (5) days after such mailing. Notices given by hand delivery shall be deemed given on the date of delivery. Notices given by overnight commercial courier shall be deemed given on the business day immediately following transmittal, and notices delivered by facsimile shall be deemed given on the date of transmission if the transmission is confirmed.

  16.6 Third Party Beneficiary. This Relinquishment Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Relinquishment Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties pursuant to Section 16.7.

  16.7 Successors and Assigns. (a) The benefits and obligations of this Relinquishment Agreement shall inure to and be binding upon the parties hereto and their respective successors and assigns. Neither this Relinquishment Agreement nor the rights hereunder may be assigned by TCA to any entity prior to the Relinquishment Date. After the Relinquishment Date, neither this Relinquishment Agreement nor the rights hereunder may be assigned by TCA to an entity other than a Permitted Assignee, without the prior written consent of the Authority (which may be withheld in its sole and absolute discretion) and any required approvals by the Bureau of Indian Affairs or its authorized representatives. Notwithstanding the foregoing, after the Relinquishment Date, TCA or any Permitted Assignee may, without the consent of the Authority, pledge its right to receive the Relinquishment Payments hereunder (but not this Relinquishment Agreement itself) in connection with a bona fide commercial financing from a financial institution, pension fund, insurance company, pooled equity fund or other similar type of entity. In addition, on or after December 31, 2001, TCA or its Permitted Assignees, if applicable (the "Assignor"), may assign this Relinquishment Agreement or the rights hereunder without the Authority's consent upon compliance with the following requirements: (i) the Assignor shall promptly give the Authority written notice of the terms and conditions of any proposed assignment (the "Assignment Offer"), together with information regarding the proposed assignee and such additional information as the Authority may reasonably request and (ii) the Authority shall have fifteen (15) days after receipt of the Assignment Offer to elect, by written notice delivered to Assignor within such fifteen (15) day period to accept such Assignment Offer. If the Authority timely elects to accept the Assignment Offer, the Authority shall have a period of sixty (60) days following such election to close thereunder. If the Authority does not timely elect to accept the Assignment Offer or thereafter fails to close thereunder, then the Assignor may assign this Relinquishment Agreement for a period of one hundred eighty (180) days thereafter to such third party in accordance with the terms of the Assignment Offer.

  (b) The Authority may, without the consent of TCA, but subject to applicable law, assign this Relinquishment Agreement to the Tribe, another instrumentality of the Tribe or an entity wholly owned by the Tribe if such assignee owns or conducts the business of the Facilities and is in compliance with Section 7.4 on the date of such assignment. In the event of any such permitted assignment, the assigning party shall be relieved of its obligations under this Relinquishment Agreement which accrue from and after the date of the assignment, provided that the assignee shall assume in writing the obligations of the assignor under this Relinquishment Agreement and agree to perform and be bound by the terms and provisions hereof effective from and after the date of such assignment.

  16.8 Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Relinquishment Agreement shall not affect the remaining portions of this Relinquishment Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Relinquishment Agreement or any such other agreement or instrument invalid, this Relinquishment Agreement and such other agreements and instruments shall be construed as if such invalid provision had not been inserted. Notwithstanding the foregoing, the invalidity of any of Sections 2(a), 3 or 6.1 hereof shall render the entire Relinquishment Agreement invalid.

  16.9 Entire Agreement. This Relinquishment Agreement (including any exhibits referred to herein) represents the entire agreement between the parties hereto with respect to the subject matter hereof. No other representations, warranties, promises or agreements, express or implied, shall exist between the parties unless such representations, warranties, promises or agreements are in writing and bear a date subsequent to the date of this Relinquishment Agreement.

  16.10 Headings. The headings used in this Relinquishment Agreement are for the convenience of the parties only and shall not modify nor restrict any of the terms or provisions hereof.

  16.11 Waivers. No failure or delay by TCA or the Authority to insist upon the strict performance of any covenant, agreement, term or condition of this Relinquishment Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of

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

such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Relinquishment Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Relinquishment Agreement, but each and every covenant, agreement, term and condition of this Relinquishment Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

  16.12 Periods of Time. Whenever any determination is to be made or action is to be taken on a date specified in this Relinquishment Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the State of Connecticut or the Tribe, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

  16.13 Consents and Approvals. Where approval or consent or other action of the Authority, or any agent or political subdivision of the Authority, is required, such approval shall mean the written approval of the Management Board evidenced by a duly enacted resolution thereof, or, if not provided by resolution of the Management Board, the written approval of such other person or entity designated by resolution of the Management Board.

  16.14 Tolling of this Relinquishment Agreement. If any Tolling Event occurs, the Authority shall give prompt notice thereof to TCA. If, within thirty (30) days following receipt of such notice, TCA delivers written notice to the Authority electing to implement this Section 16.14, then the Term shall be tolled for such number of full calendar months commencing with the month immediately following such Tolling Event and ending with (and including) the calendar month immediately prior to the Recommencement Month (the "Tolling Period"). The expiration of this Relinquishment Agreement (and the obligations of the Authority to make payments of the Relinquishment Payments hereunder) shall be extended for such number of full calendar months included in the Tolling Period. During the Tolling Period, the Authority shall have no obligation to make payments of any Relinquishment Payments.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

  IN WITNESS WHEREOF, the parties hereto have executed this Relinquishment Agreement on and as of the date first written above.

                                          THE AUTHORITY:

                                          MOHEGAN TRIBAL GAMING AUTHORITY

                                          By: _________________________________
                                          Name: Roland Harris
                                          Its: Chairman of the Management
                                               Board

                                          TCA:

                                          TRADING COVE ASSOCIATES, a
                                          Connecticut partnership

                                          By: WATERFORD GAMING, L.L.C.
                                          Its: General Partner

                                              By: LMW INVESTMENTS, INC.
                                                  member

                                              By: _____________________________
                                              Name: Len Wolman
                                              Its: President

                                              By: SLAVIK SUITES, INC., member

                                              By: _____________________________
                                              Name: Len Wolman
                                              Its: Vice President

                                          By: SUN COVE LTD.
                                          Its: General Partner

                                          By: _________________________________
                                          Name: Howard B. Kerzner
                                          Its: President

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

                                    JOINDER

  The Mohegan Tribe of Indians of Connecticut hereby agrees to comply with Sections 9, 12 and 13 of this Relinquishment Agreement.

Date:                                     THE MOHEGAN TRIBE OF INDIANS OF
                                          CONNECTICUT

                                          By: _________________________________
                                          Name: Roland Harris
                                          Title: Chairman of the Management
                                                 Board

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